UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

LIBERATOR, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53514	26-3213475
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2745 Bankers Industrial Drive Doraville, GA	30360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-246-6400

(Former name or former address, if changed since last report.)

REMARK ENTERPRISES, INC.
1 Linden Place
Suite 207
Great Neck, NY 11021

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference. The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

INCORPORATION BY REFERENCE

Statements contained in this Current Report, or in any document incorporated in this Current Report by reference regarding the contents or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Current Report certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Current Report, and later information that we file with the SEC, prior to the closing of the Exchange Agreement, will automatically update and supersede that information. We incorporate by reference the documents listed below. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, on April 3, 2009, Remark Enterprises Inc. (the “Company”) executed the Stock Purchase and Recapitalization Agreement by and among the Company, One Up Acquisition, Inc., a Georgia corporation and wholly owned subsidiary of the Company (the “Subsidiary”), One Up Innovations, Inc., a Georgia corporation (“OneUp”), and Louis S. Friedman, majority shareholder of OneUp (the “Merger Agreement”).  The Merger Agreement provides for the acquisition of OneUp whereby the Subsidiary and OneUp will merge (the “Merger”) and all of the issued and outstanding common stock of OneUp will be exchanged for an aggregate of 45,000,000 shares of the Company (90% of the total issued and outstanding common stock of the Company).  In addition, the Merger Agreement provides that all of the issued and outstanding preferred stock of OneUp shall be exchanged for 4,300,000 shares of preferred stock of the Company.

On June 26, 2009, the Merger was consummated , OneUp was the surviving corporation, wholly owned by the Company, and all business operations of the Company became the business operations of OneUp. These actions resulted in a change of control of the Company.

On June 26, 2009, we issued 8,000,000 shares of our Common Stock to individuals and entities pursuant to a private placement memorandum and subscription agreement in the aggregate amount of $2,000,000. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.

Pursuant to the engagement letter with New Castle Financial Services, on June 26, 2009, we issued 2,732,980 shares of our Common Stock to New Castle Financial Services with respect to services performed by New Castle Financial Services in connection with the Offering. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.

In addition, in connection with a consulting agreement, we issued 200,000 shares of our Common Stock to Downshire Capital with respect to services performed by Downshire Capital in connection with the Merger. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.

 This transaction is discussed more fully in Section 2.01 of this Current Report. This brief discussion is qualified by reference to the provisions of the Merger Agreement which was attached to the current report on Form 8-K as filed by the Company on April 3, 2009.

Item 2.01Completion of Acquisition or Disposition of Assets

On June 26, 2009, the Company consummated the transactions contemplated by the Merger Agreement, as amended.  Pursuant to the Merger Agreement, the Subsidiary and OneUp merged and all of the issued and outstanding common stock of OneUp were exchanged for an aggregate of 45,000,000 shares of the Company (90% of the total issued and outstanding common stock of the Company).  In addition, all of the issued and outstanding preferred stock of OneUp was exchanged for 4,300,000 shares of preferred stock of the Company.  OneUp is the surviving corporation, wholly owned by the Company, and all business operations of the Company are now the business operations of OneUp.  These actions resulted in a change of control of the Company.

In connection with the closing of the Merger Agreement, the sole officer and director of the Company, Lawrence Rothberg, resigned and Louis S. Friedman (Chairman of the Board), Don Cohen, and Ronald P. Scott were each appointed to the board of directors of the Company; Louis S. Friedman was appointed Chairman, President and Chief Executive Officer of the Company, Ronald P. Scott was appointed Secretary and Chief Financial Officer of the Company, and Leslie Vogelman was appointed Treasurer of the Company. The name of the Company has been changed to Liberator, Inc. by the filing of a certificate of amendment to the certificate of incorporation of the Company with the Secretary of State of the State of Nevada.

The Closing was conditioned upon, among other items, the simultaneous consummation of a private offering of shares of common stock of the Company in an amount of at least $2,000,000 pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Offering”) (an amended to the Merger Agreement was entered into on June 15, 2009 to extend the time of the Merger Agreement and lower the Offering minimum to $2,000,000 from $2,500,000).  The Offering has been consummated.

 This brief discussion is qualified by reference to the provisions of the Merger Agreement which was attached to the current report on Form 8-K as filed by the Company on April 3, 2009.

Business

Remark Enterprises Inc.

Remark Enterprises Inc. was incorporated in the State of Nevada on October 31, 2007 with its principal office located at 1 Linden Place, Suite 207, Great Neck, New York 11021. Since inception, we have been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination.  The fiscal year end of the Company is December 31. The Company formed One Up Acquisition, Inc., a Georgia corporation and wholly owned subsidiary of the Company (the “Subsidiary”) on March 11. 2009.

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.

The Company is a voluntarily reporting company pursuant to the Exchange Act. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov. Our most recent Form 10 Amendment No. 3 as filed with the SEC is attached hereto as Exhibit B (“Remark Form 10”).  The Remark Form 10 is specifically incorporated herein by reference and investors are directed to review the Remark Form 10 in its entirety.

One Up Innovations, Inc.

Founded in Atlanta, Georgia in 2000, OneUp (“we”, “us” and “our” are used in this section to refer to OneUp as of the consummation of the Merger or the combined entities after the consummation of the Merger, as the context may dictate) is a provider of goods, services and information to customers who believe that sensual pleasure and fulfillment are essential to a well-lived and healthy life.

Established with this conviction, Liberator Bedroom Adventure Gear® empowers exploration, fantasy and the communication of desire, no matter the person’s shape, size or ability. Products include the original Liberator shapes and furniture, sophisticated lingerie and latex apparel, pleasure objects, as well as bath and body, bedding and home décor. OneUp is a growing consumer brand that celebrates intimacy by inspiring romantic imagination. Our primary website address is www.liberator.com.

Liberator Bedroom Adventure Gear® is a love-style brand that exists in a space where the act of love meets art and invention.  Not prurient enough to be an "adult" product, yet too sexy to be considered mainstream, we created a retail category called “lovestyle” to define ourselves in a marketplace that is rapidly gaining in popularity and acceptance.

Since we shipped our first product in 2002, OneUp has evolved into a community of approximately one hundred people that create, develop, make, market, advertise, promote and re-invent items and ideas that allow couples to have a fuller sexual experience of themselves and each other.

From the year ended December 2002 to the year ended December 2008, our annual revenues increased from $522,000 to $11.3 million, representing a compound annual growth rate of approximately 67%.  Our growth is the result of increased consumer awareness of our products, led by the emerging trend in society called “sexual wellness.”

OneUp is focused on building, developing and marketing its Liberator brand of Bedroom Adventure Gear products.  Since inception, we have spent over $7 million in print advertising, building awareness of the brand primarily through magazine advertisements.  We now intend to broaden our marketing reach by advertising on selected cable television and radio channels and in newspaper ads.

In addition to the Liberator Shapes®, we also produce a line of casual foam-based furniture that it sells under the Studio OneUp brand. These products are produced as a by-product from the manufacturing of Liberator products, as we re-purpose the scrap foam created from the cutting of the cushions. The Studio OneUp products are offered directly to consumers through our web site www.studiooneup.com, to e-Merchants under drop-ship agreements where we ship directly to their customers, and to other resellers.

OneUp is currently housed in a 140,000 sq. ft. vertically integrated manufacturing facility in a suburb of Atlanta, Georgia.  Since our first sale in May 2002, OneUp has grown to include 101 employees, plus hundreds of domestic and international resellers, on-line affiliates, and independent sales consultants within the United States.

Our executive offices are located at 2745 Bankers Industrial Dr., Atlanta, GA 30360; our telephone number is +1-770-246-6400. Our primary Web site addresses are www.liberator.com, www.studiooneup.com, www.theooh.com and www.foamlabs.com. Information contained on our Web sites does not constitute a part of this Memorandum.

INDUSTRY BACKGROUND

OneUp participates in the rapidly growing worldwide market of sexual wellness.  What was once called Family Planning has evolved over the last 5 years into a new category called Sexual Wellness. All of the major retailers, pharmacies and on-line retailers have embraced this development including:

Walmart.com – Sexual Wellness products are sold in their Health & Beauty section
Amazon.com – Has a dedicated section called Sexual Wellness
Walgreens.com – Has a dedicated section called Sexual Wellness
CVS.com – Has a dedicated section called Sexual Health
Rite-Aid.com – Has a dedicated section called Sexual Well-being
Target.com – Has a dedicated section called Sexual Health

Major consumer brands are rapidly entering the Sexual Wellness market, with either new products or repackaged existing products. These brands include:

K-Y Personal Lubricant (a division of $63 billion Johnson & Johnson)
Trojan Condoms (a division of $2.4 billion Church & Dwight)
Philips Electronics (a $26 billion company) recently introduced a line of personal vibrators
Durex Condoms (a $250 million division of UK-based SSL International)

We believe that the category of sexual wellness is in the early stages of consumer awareness and that it will continue to grow and gain consumer acceptance to become a major trend in society.

OUR BUSINESS

Our Competitive Strengths

We believe that we have the following competitive strengths that we can leverage to implement our strategy:

Leading market position.  Since our first magazine advertisements appeared in 2002, we have been one of only a handful of companies that are permitted to advertise sexual wellness products in mainstream publications. As a result, we believe that we have established a leading market position in the category of sexual wellness products, as evidenced by our product position on leading e-commerce websites such as www.walgreens.com and www.drugstore.com ..

Vertically-integrated operations which includes product and packaging design, website design, manufacturing, and marketing capabilities. Our state-of-the-art design and production facility allows us to rapidly bring new products to market and respond quickly to changes in consumer preference, and our in-house website design capabilities allows us to create a constant stream of website content that provides our consumers with an entertainment venue, which creates a catalyst for them to revisit our website after their initial purchase.

Broad product offering.  OneUp currently manufactures approximately 1,200 products and purchases for resale an additional 400 products.

Established and diversified customer base. OneUp has approximately 145,000 unique individual customers in addition to leading retailers and e-merchants like Walgreens, Amazon.com, Brookstone, drugstore.com and Playboy.com.

Experienced executive team.  We have an experienced team of corporate managers. Our founder and Chief Executive Officer, Louis Friedman, is an entrepreneur and investor whose management experience spans the past 30 years. Our Chief Financial Officer, Ronald Scott, has over 30 years of experience in accounting and financial management, with 13 years as the Chief Financial Officer for a NASDAQ-listed natural products company.

PRODUCTS AND SERVICES:

Since the first products were sold in 2002, Liberator has continued to evolve and expand its product offering.

Liberator has developed a product line of "Bedroom Adventure Gear®" which consists of six differently shaped cushions being marketed as Liberator® Shapes to 8 distinct, individually identifiable markets. Liberator Shapes are positioning props that rock, elevate and create surfaces and textures that expand the sexual repertoire and make the act of love more exciting. As human bodies come in different sizes, so do Liberator Shapes. And Liberator Shapes are available in an assortment of fabric colors and prints to add to the visual excitement. The Shapes produced by OneUp Innovations are marketed under OneUp Innovation’s registered trademark “Liberator®” and covered under United States Patent #6,925,669.  Each of the six Liberator Shapes has a unique shape, designed to introduce to the sexual experience positions which were previously difficult to achieve. The Liberator Shapes are manufactured from structured urethane foam cut at an angle, in large cubes and in platform shapes. The urethane base is encased in a tight, fluid resistant nylon shell, helping the cushions to maintain their shape.

The Company has also developed a unique a line of furniture pieces, called “sex furniture”, which set the benchmark for relaxed interaction and creative sex.  Three of the sex furniture pieces are made from contoured urethane foam and covered in a variety of fabrics and colors. These items are marketed as the Esse® , the Equus™, and the Freestyle™.  The sex furniture line also includes products based on shredded polyurethane foam encased in a wide range of fabric types and colors and sold as the Zeppelin™, the Zeppelin™ Lounger, the Zeppelin™ Cocoon, and the Zeppelin™ Pillow.

In addition to the above Liberator products, the Company manufactures couture lingerie, latex garments, fetish wear and a line of boudoir bedding items that are sold under the Fascinator™ line.  Beginning in mid-2006, the Company began importing high-quality pleasure objects and erotica from around the world.  This collection now includes products for the body and mind, including erotic books, music and gifts.

In addition to the Liberator product line, the Company also produces a line of casual foam-based furniture that it sells under the Studio OneUp brand.  These products are offered directly to consumers through the Company's web site www.studiooneup.com, to e-Merchants under drop-ship agreements where the Company ships directly to their customers, and to other resellers.

Beginning in early 2008, the Company introduced The Ooh web site www.theooh.com. This web site was designed as a health and wellness site where the Liberator intimacy products could be presented in a more conservative format.

COMPETITION

The markets for the products and information offered by OneUp are highly fragmented and are characterized by thousands of small and often undercapitalized businesses. We believe that we compete on the basis of integrity, the distinctiveness, quality and performance of our products, quality of customer service, creative presentations and brand name recognition.

We believes that the primary competitive factors in e-commerce are brand recognition, site content, ease of use, price, fulfillment speed, customer support, reliability and integrity. Our success, particularly against larger and better financed competitors, will continue to depend upon our ability to provide a compelling and satisfying shopping experience for the consumer, both on-line and at our current and future retail stores.

STRATEGY

As one of the few recognized brands in the sexual wellness market, our goal is to enhance revenue opportunities while improving our profitability. We plan to achieve these goals using the following strategies:

•
Expand Advertising Beyond Magazines.  Since inception, 95% of our advertising expenditures have been for print advertisements in magazines. While we plan to continue and grow this effort, we also believe that we can be more successful by advertising on adult and mainstream cable television and network channels, and satellite and terrestrial radio stations.

•
Pursue Targeted Acquisitions. We believe that the sexual wellness industry is highly fragmented, with few market leaders, and we seek to pursue acquisitions that meet our values, strategic focus and economic criteria.  We believe there is a significant opportunity to expand our business by acquiring and integrating companies that manufacture or market high-quality products to the sexual wellness consumer market and that, in many cases, such companies could increase their sales as a result of offering their products for sale under the Liberator brand.

•	Capitalize on the Liberator brand. We intend to extend the Liberator brand through the introduction of Liberator brand pleasure objects and consumables, like personal lubricants and massage oils.

•
Expand our Channels of Distribution. In 2008, we began licensing the Liberator brand to entrepreneurs in foreign countries and we now have licensees in 11 European and Asian countries with a total population of 250 million. We intend to continue to add to our list of international licensees. We also believe there is a significant opportunity to open Liberator Love Artist stores in specific domestic markets like Atlanta, New York, Los Angeles and Miami. Not only will such stores increase awareness of the brand, but they will serve as regional hubs to support local networks of independent sales agents that purchase products from our stores and resell them to their friends and family members through in-home parties.

•
Expand Distribution of our Studio OneUp and TheOoh products.  We have developed a unique line of point-of-purchase packaging system for our “bean bag” line of Studio OneUp seating. This system allows the retailer to stock a variety of bean bag colors and fabric types while maintaining minimal inventory of the foam-based filling. The foam-based filling is re-purposed scrap foam created from the manufacturing of the Liberator cushions. The foam-based filling is compressed into square capsules with a maximum weight of 25 pounds, which makes it easier for the consumer to transport the product, and it reduces the amount of shelf space required by the retailer. To purchase one of the various sizes of bean bags, consumers simply select the required size and number of compressed foam capsules that match the selected cover.

INTELLECTUAL PROPERTY

Liberator, Wedge, Ramp, Cube, Stage, Esse, Zeppelin, Jaxx,  “Explore More”, “Bedroom Adventure Gear“, and the Liberator logo are subject to trademark or pending trademark applications of OneUp.

We also currently hold various web domain names relating to our brand, including the domain names listed below:

Liberator.com	theliberator.com	liberatormusic.com
studiooneup.com	sulibertador.com	liberatormail.com
theooh.com	ourliberator.com	liberatorextreme.com
foamlabs.com	oneupinnovations.com	liberatoraffiliates.com
liberatorcushions.com	loveliberator.com	liberater.com
sexcushions.com	liberatorworks.com	hisliberator.com
liberator-scentuelle.com	liberatorshop.com	herliberator.com
oneupstore.com	liberatorshapes.com	foamrx.com
yourliberator.com	liberatorpads.com
thezerk.com	liberatoroffers.com

In August, 2005, we were issued a United States utility patent number US 6,925,669, “Support Cushion and System of Cushions.”

MARKETING

The Company engages in multi-tiered marketing that leverages skill and expertise across its operations:

Through advertisements in a broad range of national magazines, consumers are directed to one the Company’s three e-commerce websites to learn more about the products and place their orders. These websites include www.liberator.com , www.studiooneup.com and www.theooh.com ..

The Company intends to expand its advertising efforts beyond magazines to reach broader segments of the population and increase its consumer base.

Through its in-house sales organization, the Company engages retailers directly and then either ships to them on a wholesale basis or provides fulfillment services by drop-shipping directly to their customers.

Through attendance at a variety of domestic and international consumer and industry trade shows, the Company gains valuable feedback from consumers and retailers regarding the Company’s product offering. Attendance at these trade shows also provides the Company with an opportunity to monitor the competitive environment and be made aware of any emerging trends in the sexual wellness industry.

Liberator International

OneUp launched its international expansion program in mid-2008 through an innovative licensing program.  Through a co-manufacturing arrangement whereby the foam is contoured locally, OneUp has created a way for local partners to launch the brand quickly and aggressively.  Each licensee has the full capability to sell directly to consumers and traditional resellers, and has made significant financial commitments to marketing the Liberator brand through country specific advertising channels which include print, television, and radio.  These licensees are also empowered to interpret the brand so as to be culturally sensitive to their respective territories.

Since September 2008, OneUp has licensed 11 countries around the world including the UK, Germany, Netherlands, Belgium, France, Italy, Australia / New Zealand, Singapore, Indonesia, and Malaysia (with a combined population greater than 250 million residents.) There are currently five other territories under negotiation with licensees.  All territories will have, if not already, a fully functional consumer website, and in some cases, our partners will develop Liberator Lovestyle retail stores.

International websites being launched include:

Singapore	www.liberator.sg

UK	www.theliberatoruk.co.uk

Netherlands	www.liberatorshop.nl

Germany	www.liberatorship.de

Belgium	www.liberatorshop.be

Australia / New Zealand	www.theliberator.com.au

These international licensees are expected to be successful distribution pipelines which will market the Liberator branded products, ranging from consumables and toys to shapes and furniture.  Under the licensing agreements, the licensees are encouraged to open all sales channels within their territories including big box retailers, drugstores, and other retail channels. This wide spanning approach to international distribution positions OneUp to capitalize on the power of the Liberator brand, resulting in faster growth and globally diversified revenue streams.

Liberator® “Lovestyle” Store

Sex and love are inherently essential to life, but we do not believe they have been properly presented in retailing. Couples seeking products to enhance intimacy have limited choices beyond that of the local sex shop. OneUp will present “lovestyle” and sexual adventure in an interactive environment that is couple friendly, mainstream and not faced with the zoning restrictions of adult shops.

Products offered may include:

•	Liberator Shapes, sexual furniture, playful restraints

•	Bedding – silk / satin sheets, duvets, pillows

•	Pleasure objects (imported high-end)

•	Leather products.

•	Erotic prints, books and sculptures

•	Borosilicate glass art and pleasure objects

•	Lingerie – leather, silk, latex, and high end dress-up costumes

•	Dance wear & accessories – burlesque, belly dance, strip tease plus DVD’s

•	Sensual Massage, bath and body products

•	Music, educational DVD’s, limited erotic DVD’s

•	Personal lubricants

•	Scents, fragrances and candles

•	Gift baskets

•	Instructional monthly presentations or salons

Our 3,500 square foot factory store has demonstrated the power of the Liberator brand – customers want to feel and touch Liberator products and are willing to travel to the store, return repeatedly and refer friends.

The Liberator Lovestyle Store serves as a laboratory to observe consumer reaction to new products and to evaluate price points and merchandising techniques.

We believe that our retail store concept is ready to be rolled out or licensed throughout the United States, providing an upscale experience in-sync with the mainstreaming of sexual well-being.

Risk Factors

RISK FACTORS

You should carefully consider the following risks, as well as the other information contained in this Current Report. If any of the following risks actually occur, our business could be materially harmed.

RISKS RELATED TO OUR BUSINESS

Limited operating history and limited experience of management

We have a limited operating history upon which investors may base an evaluation of our performance.  We have experienced significant growth in sales from inception through June 30, 2008, growing at a compound annual growth rate of approximately 67%; however, there is no guarantee that we will be able to return to the rate of growth we achieved in the past.  Continuation of our existence as a going concern requires us to generate sufficient cash flows to meet our obligations, to successfully market our products and to achieve a level of sales adequate to support our cost structure.  There can be no assurances that these requirements will be met.  We must be evaluated in light of the expenses, delays, uncertainties, and other difficulties frequently encountered by an unseasoned business enterprise. The experience and ability of management are often considered the most significant factors in the success of a business. No assurance can be given that we will achieve or maintain profitable operations in the future.

We have a history of significant operating losses and we may incur additional losses in the future.

We have historically generated significant operating losses.  As of March 31, 2009, we had an accumulated deficit of approximately $2,241,000.  We had net losses of approximately $693,000 for the nine months ended March 31, 2009 and $146,613 for the fiscal year ended June 30, 2008 and a net loss of $864,127 for the fiscal year ended June 30, 2007.  We also had negative operating cash flows in the nine months ended March 31, 2009.  We expect our operating expenses will continue to increase during the next several years as a result of the promotion of our products and the expansion of our operations, including the launch of new products, the opening of one or more stand-alone retail stores and entering into acquisitions, strategic alliances and joint ventures.  If our revenue does not grow at a substantially faster rate than these expected increases in our expenses or if our operating expenses are higher than we anticipate, we may not be profitable and we may incur additional losses, which could be significant.

Our financial statements include an explanatory paragraph concerning conditions that raise substantial doubt about our ability to continue as a going concern, and there is no guarantee that we will be able to continue to operate our business or generate revenue.

We have sustained substantial operating losses in recent years and we have used substantial amounts of working capital in our operations.  Further, at March 31, 2009, current liabilities exceeded current assets by $1,308,000.  In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to meet our financing requirements, and the success of our future operations.  Additionally, the inclusion of such going concern explanatory paragraph in our financial statements could negatively affect our ability to raise additional capital in the future.  Management believes that actions presently being taken to revise our operating and financial requirements provide the opportunity for us to continue as a going concern.

We must dedicate significant resources to market our products to consumers.

We plan to continue to dedicate significant resources to market our products to consumers and create awareness of the benefits of our products. Although our prior advertising campaigns have generally been successful, there is no assurance that our future marketing programs will achieve the desired results. Failure to achieve the desired success in our marketing programs may have a material adverse effect on our business, financial condition and results of operations.

Our quarterly operating results may fluctuate significantly and you should not rely on them as an indication of our future results.

Our future revenues and results of operations may fluctuate significantly due to a combination of factors, many of which are outside of our control. The most important of these factors include:

•	seasonality;

•	the timing and effectiveness of our marketing programs;

•	the timing and effectiveness of capital expenditures;

•	our ability to enter into or renew marketing agreements with other sexual wellness companies; and

•	competition.

We may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall. If we have a shortfall in revenue in relation to our expenses, our operating results will suffer. Our operating results for any particular quarter may not be indicative of future operating results. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that, in future periods, our results of operations may be below the expectations of investors.

Consumer spending on sexual wellness products and other products we sell may vary with general economic conditions. If general economic conditions deteriorate and our customers have less disposable income, consumers will likely spend less on our products and our quarterly operating results will suffer.

Our business, financial condition and results of operations may be adversely affected by unfavorable economic and market conditions.

Changes in global economic conditions could adversely affect the profitability of our business.  Economic conditions worldwide have continued to deteriorate and have contributed to slowdowns in the consumer products industry, as well as in the specific segments and markets in which we operate, resulting in reduced demand and increased price competition for our products and services.  If economic and market conditions in the United States or other key markets, remain unfavorable or persist, spread or deteriorate further, we may experience an adverse impact on our business, financial condition and results of operation.  In addition, the current or future tightening of credit in financial markets could result in a decrease in demand for our products. The demand for entertainment and leisure activities tends to be highly sensitive to consumers’ disposable incomes, and thus a decline in general economic conditions may lead to our customers and potential new customers having less discretionary income to spend. This could lead to a reduction in our revenue and have a material adverse effect on our operating results. Accordingly, this economic downturn in the U.S. and other countries may hurt our financial performance. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions and the effects they may have on our business and financial condition and results of operations. In addition, any significant increase in the cost of raw materials, utilities, wages, transportation costs and other production costs could have a material adverse effect on our business, financial condition and results of operations.

Our operating results will suffer if sales during our peak seasons do not meet our expectations.

Sales of our products are seasonal, concentrated in the fourth calendar quarter, due to the Christmas holiday, and the first calendar quarter, due to Valentine's Day. In anticipation of increased sales activity during these periods, we hire a number of temporary employees to supplement our permanent staff and we increase our inventory levels. If sales during these periods do not meet our expectations, we may not generate sufficient revenue to offset these increased costs and our operating results will suffer.

If we fail to develop and increase awareness of our brand, we will not increase or maintain our customer base or our revenues.

We must develop and increase awareness of the Liberator brand in order to expand our customer base and our revenues. In addition, we may introduce or acquire other brands in the future. We believe that the importance of brand recognition will increase as we expand our product offerings. Many of our customers may not be aware of the variety of products we offer. We intend to substantially increase our expenditures for creating and maintaining brand loyalty and raising awareness of our current and additional product offerings. However, if we fail to advertise and market our products effectively, we may not succeed in maintaining our brands, we will lose customers and our revenues will decline.

Our success in promoting and enhancing the Liberator brand will also depend on our success in providing our customers high-quality products and a high level of customer service. If our customers do not perceive our products and services to be of high quality, the value of the Liberator brand would be diminished, we will lose customers and our revenues will decline.

Because there are a limited number of suppliers of key components of our products, we may suffer cost and supply difficulties if we are forced to change suppliers.

A limited number of suppliers currently manufacture the urethane foam core and the microfiber fabric included in the outer nylon shell which are the principal components of our main product line. This concentration in supply by two manufacturers for each of these items subjects us to certain economic and production risks that are beyond our control. While alternative suppliers of the urethane foam cores and microfiber fabric are available, cost of goods sold and other costs may increase in the event a change in supplier is necessitated.

We will need to successfully manage our growth for the foreseeable future.

If we experiences significant growth, this growth may place a significant strain on our managerial, operational, financial and other resources. We believe that our performance and success depends in part on our ability to manage our growth effectively. This, in turn, will require ongoing enhancement of our operating, administrative, financial and accounting systems, and the expansion of our work force and the training and management of our personnel. There can be no assurance that we will be able to manage our growth effectively, or that our facilities, systems, procedures or controls will be adequate to support our operations. Our inability to manage our growth effectively could have a material adverse effect on our business, prospects, operating results and financial condition.

We are dependent on key personnel, whose loss may be difficult to replace.

We are highly dependent on the technical and managerial skills of our key employees, including sales, marketing, information systems, financial and executive personnel. Therefore, the success of our business is highly dependent upon our ability to retain existing employees and to identify, hire and retain additional personnel as the need arises.

Currently, we particularly depend upon the efforts and skills of Louis S. Friedman.  Mr. Friedman, one of the founders and current President and Chief Executive Officer of the Company, is the driving force behind our overall direction and our growth. The loss of services of Mr. Friedman could materially adversely affect our business, financial condition or results of operations.  If Mr. Friedman left the Company’s employ, we might not be able to employ an equally qualified person or persons on suitable terms. Please see Management of the Company.

Competition for key personnel is intense and there can be no assurance that we will be able to retain existing personnel or to identify or hire additional qualified personnel as needed. The need for such personnel is particularly important in light of the anticipated demands of future growth. Our inability to attract, hire or retain necessary personnel could have a material adverse effect on our business, prospects, operating results and financial condition.

There are no contractual limits on compensation of our officers.

There are no contractual limitations on compensation that may become payable to officers or directors (other than Mr. Freidman and Mr. Scott) or on our ability to enter into contracts with related parties, all of which remain in the control of our Board of Directors (the “Board”).

The market for our products is highly competitive, our products are not necessities and there can be no assurance that we will have sufficient resources to compete successfully.

Although we have unique and proprietary products, the market for adult products and sexual enhancements is extremely competitive and highly fragmented. In as much as there are no significant barriers to entry, we believe that competition in this market will intensify. We cannot assure that our existing competitors and potential competitors will not succeed in developing or marketing products that will be more accepted in the marketplace or render our products non-competitive. We sell products that are not required by the vast majority of the general public and, as such, sales of such items are subject to fluctuations in the economy as well as fluctuations in individual preference for sexual wellness products.  Any delay in developing, marketing and releasing new products in accordance with market demand could materially adversely affect our business, operating results and financial condition.

We believe that our ability to compete successfully will depend on a number of factors, including strong market presence directed to our ideal demographics; our pricing policies, our competitors and our suppliers; the timing of introduction of our new products and the products of our competitors; and industry and general economic trends. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

We have acquired certain copyrights and trademarks (the “Marks”) and patents and has applied for registration of certain other copyrights, patents, trademarks and service marks (collectively, the “Intellectual Property”), but there can be no assurance that our Marks and our other efforts to protect our rights in our Intellectual Property will prevent duplication or provide a competitive advantage.

If we are unable to obtain or maintain key website addresses, our ability to operate and grow our business may be impaired.

Our website addresses, or domain names, are critical to our business. However, the regulation of domain names is subject to change, and it may be difficult for us to prevent third parties from acquiring domain names that are similar to ours, that infringe our trademarks or that otherwise decrease the value of our brands. If we are unable to obtain or maintain key domain names for the various areas of our business, our ability to operate and grow our business may be impaired.

The loss of our main data center or other parts of our systems and network infrastructure would adversely affect our business.

Our main data center and most of our servers are located at external third-party facilities in Atlanta, Georgia. If our main data center or other parts of our systems and network infrastructure was destroyed by, or suffered significant damage from, an earthquake, fire, flood, or other similar catastrophes, or if our main data center was closed because of natural disaster or the operator having financial difficulties, our business would be adversely affected. Our casualty insurance policies may not adequately compensate us for any losses that may occur due to the occurrence of a natural disaster.

Our internet operations are subject to system failures and interruptions that could hurt our ability to provide customers’ with access to our websites, which could adversely affect our business and results of operations.

The uninterrupted performance of our computer systems is critical to the operation of our websites. Our ability to provide access to our websites and content may be disrupted by power losses, telecommunications failures or break-ins to the facilities housing our servers. Our customers may become dissatisfied by any disruption or failure of our computer systems that interrupts our ability to provide access to our websites.  Repeated or prolonged system failures could substantially reduce the attractiveness of our websites and/or interfere with commercial transactions, negatively affecting our ability to generate revenue as approximately 60% of our revenues are derived from online sales. Our websites must accommodate a high volume of traffic and deliver regularly-updated content. Some of our network infrastructure is not fully redundant, meaning that we do not have back-up infrastructure on site for our entire network, and our disaster recovery planning cannot account for all eventualities. Our websites have, on occasion, experienced slow response times and network failures. These types of occurrences in the future could cause our customers’ to perceive our websites as not functioning properly and therefore induce them to abandon our websites. We are also subject to risks from failures in computer systems other than our own because our customers depend on their own internet service providers in order to access our websites and view our offerings. Our revenue could be negatively affected by outages or other difficulties customers experience in accessing our websites due to internet service providers’ system disruptions or similar failures unrelated to our systems. Any disruption in the ability of customers to access our websites could result in fewer visitors to our websites and reduced sales, which could adversely affect our business and results of operations. We may not carry sufficient levels of business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service.

In pursuing acquisitions, we may not be successful in identifying appropriate acquisition candidates or consummating acquisitions on favorable or acceptable terms. Furthermore, we may face significant integration issues and may not realize the anticipated benefits of the acquisitions due to integration difficulties or other operating issues.

If appropriate opportunities become available, we may acquire businesses, products or technologies that we believe are strategically advantageous to our business. Transactions of this sort could involve numerous risks, including:

•
unforeseen operating difficulties and expenditures arising from the process of integrating any acquired business, product or technology, including related personnel, and maintaining uniform standards, controls, procedures and policies;

•	diversion of a significant amount of management’s attention from the ongoing development of our business;

•	dilution of existing stockholders’ ownership interests;

•	incurrence of additional debt;

•	exposure to additional operational risks and liabilities, including risks and liabilities arising from the operating history of any acquired businesses;

•	negative effects on reported results of operations from acquisition-related charges and amortization of acquired intangibles;

•	entry into markets and geographic areas where we have limited or no experience;

•	the potential inability to retain and motivate key employees of acquired businesses;

•	adverse effects on our relationships with suppliers and customers; and

•	adverse effects on the existing relationships of any acquired companies, including suppliers and customers.

In addition, we may not be successful in identifying appropriate acquisition candidates or consummating acquisitions on favorable or acceptable terms, or at all. Failure to effectively manage our growth through acquisitions could adversely affect our growth prospects, business, results of operations and financial condition.

The prices we charge for our products may decline over time, which would reduce our revenues and adversely affect our profitability.

As our products continue to gain consumer acceptance and attract the attention of competitors, we may experience pressure to decrease the prices for our products, which could adversely affect our revenues and gross margin.  If we are unable to sell our products at acceptable prices, or if we fail to develop and offer new products with sufficient profit margins, our revenue growth will slow and our business and financial results will suffer.

Continued imposition of tighter processing restrictions by credit card processing companies and acquiring banks would make it more difficult to generate revenue from our websites.

We rely on third parties to provide credit card processing services allowing us to accept credit card payments from the majority of our customers.  Our business could be disrupted if these companies become unwilling or unable to provide these services to us.  We are also subject to the operating rules, certification requirements and rules governing electronic funds transfers imposed by the payment card industry seeking to protect credit cards issuers, which could change or be reinterpreted to make it difficult or impossible for us to comply with such rules or requirements.  If we fail to comply, we may be subject to fines and higher transaction fees and lose our ability to accept credit card payments from our customers, and our business and operating results would be adversely affected. Our ability to accept credit cards as a form of payment for our online products and services could also be restricted or denied for a number of other reasons, including but not limited to:

•	if we experience excessive charge backs and/or credits;

•	if we experience excessive fraud ratios;

•	if there is an adverse change in policy of the acquiring banks and/or card associations with respect to the processing of credit card charges for sexual wellness products;

•	an increase in the number of European and U.S. banks that will not accept accounts selling sexual wellness products;

•	if there is a breach of our security resulting in the theft of credit card data;

•	continued tightening of credit card association chargeback regulations in international commerce; and

•	association requirements for new technologies that consumers are less likely to use.

Our ability to keep pace with technological developments is uncertain.

Our failure to respond in a timely and effective manner to new and evolving technologies could harm our business, financial condition and operating results.

The internet industry is characterized by rapidly changing technology, evolving industry standards, changes in consumer needs and frequent new service and product introductions. Our business, financial condition and operating results will depend, in part, on our ability to develop the technical expertise to address these rapid changes and to use leading technologies effectively. We may experience difficulties that could delay or prevent the successful development, introduction or implementation of new features or services.

Further, if the new technologies on which we intend to focus our investments fail to achieve acceptance in the marketplace or our technology does not work and requires significant cost to replace or fix, our competitive position could be adversely affected, which could cause a reduction in our revenue and earnings.  Further, after incurring substantial costs, one or more of the technologies under development could become obsolete prior to its introduction.

To access technologies and provide products that are necessary for us to remain competitive, we may make future acquisitions and investments and may enter into strategic partnerships with other companies. Such investments may require a commitment of significant capital and human and other resources. The value of such acquisitions, investments and partnerships and the technology accessed may be highly speculative. Arrangements with third parties can lead to contractual and other disputes and dependence on the development and delivery of necessary technology on third parties that we may not be able to control or influence. These relationships may commit us to technologies that are rendered obsolete by other developments or preclude the pursuit of other technologies which may prove to be superior.

Our business, financial condition and results of operations could be adversely affected if we fail to provide adequate security to protect our customers’ data and our systems.

Online security breaches could adversely affect our business, financial condition and results of operations. Any well-publicized compromise of security could deter use of the internet in general or use of the internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials. In offering online payment services, we may increasingly rely on technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could compromise or breach the algorithms that we use to protect our customers’ transaction data. If third parties are able to penetrate our network security or otherwise misappropriate confidential information, we could be subject to liability, which could result in litigation. In addition, experienced programmers or “hackers” may attempt to misappropriate proprietary information or cause interruptions in our services that could require us to expend significant capital and resources to protect against or remediate these problems.

Our business is exposed to risks associated with online commerce security and credit card fraud.

Consumer concerns over the security of transactions conducted on the internet or the privacy of users may inhibit the growth of the internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers may also be vulnerable to viruses and other attacks transmitted via the internet. While we proactively check for intrusions into our infrastructure, a new and undetected virus could cause a service disruption. Under current credit card practices, we may be held liable for fraudulent credit card transactions and other payment disputes with customers. A failure to control fraudulent credit card transactions adequately would adversely affect our business.

We may not be able to protect and enforce our intellectual property rights.

We believe that our marks, particularly the “Liberator”, “Wedge”, “Ramp, “Cube”, “Stage”, “Esse”, “Zeppelin”, “Jaxx”,  “Explore More”, “Bedroom Adventure Gear“, and the Liberator logo, and other proprietary rights are critical to our success, potential growth and competitive position. Our inability or failure to protect or enforce these trademarks and other proprietary rights could materially adversely affect our business. Accordingly, we devote substantial resources to the establishment, protection and enforcement of our trademarks and other proprietary rights. Our actions to establish, protect and enforce our marks and other proprietary rights may not prevent imitation of our products or brands or control piracy by others or prevent others from claiming violations of their trademarks and other proprietary rights by us. There are factors outside of our control that pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet.

Intellectual property litigation could expose us to significant costs and liabilities and thus negatively affect our business, financial condition and results of operations.

We are, from time to time, subject to claims of infringement or other violations of intellectual property rights.  Intellectual property claims are generally time-consuming and expensive to litigate or settle. To the extent that claims against us are successful, we may have to pay monetary damages or discontinue sales of any of our products that are found to be in violation of another party’s rights. Successful claims against us could also result in us having to seek a license to continue sales of such products, which may significantly increase our operating burden and expenses, potentially resulting in a negative effect on our business, financial condition and results of operations.

Because of the adult nature of our products, companies providing products and services on which we rely may refuse to do business with us.

Many companies that provide products and services we need are concerned that associating with a company in our industry will somehow hurt their reputation.  As a result of these concerns, these companies may be reluctant to enter into or continue business relationships with us. For example, some credit card companies have declined to be affiliated with us. This has caused us, in some cases, to seek out and establish business relationships with other providers of the services we need to operate our business. There can be no assurance however, that we will be able to maintain our existing business relationships with the companies that currently provide us with services and products.  Our inability to maintain such business relationships, or to find replacement service providers, would materially adversely affect our business, financial condition and results of operations.  We could be forced to enter into business arrangements on terms less favorable to us than we might otherwise obtain, which could lead to our doing business with less competitive terms, higher transaction costs and more inefficient operations than if we were able to maintain such business relationships or find replacement service providers.

Workplace and other restrictions on access to the internet may limit user traffic on our websites.

Many offices, businesses, libraries and educational institutions restrict employee and student access to the internet or to certain types of websites, including websites containing sexual wellness content. Since much of our revenue is dependent on customer traffic to our websites, an increase in these types of restrictions, or other similar policies, could harm our business, financial condition and operating results. In addition, access to our websites outside the U.S. may be restricted by governmental authorities or internet service providers. If these restrictions become more prevalent, our growth could be hindered.

If one or more states or countries successfully assert that we should collect sales or other taxes on the online sales of goods, our expenses will increase, resulting in lower margins.

In the United States, federal and state tax authorities are currently exploring the appropriate tax treatment of companies engaged in e-commerce and new state tax regulations may subject us to additional state sales and income taxes, which could increase our expenses and decrease our profit margins. The application of indirect taxes (such as sales and use tax, value added tax, goods and services tax, business tax and gross receipt tax) to e-commerce businesses such as ours and to our customers is a complex and evolving issue. Many of the statutes and regulations that impose these taxes were established before the growth in internet technology and e-commerce. In many cases, it is not clear how existing statutes apply to the internet or e-commerce or communications conducted over the internet. In addition, some jurisdictions have implemented or may implement laws specifically addressing the internet or some aspect of e-commerce or communications on the internet. The application of existing or future laws could have adverse effects on our business.

Under current law, as outlined in the U.S. Supreme Court’s decision in Quill Corp. v. North Dakota, 504 U.S. 298 (1992), a seller with substantial nexus (usually defined as physical presence) in its customer’s state is required to collect state (and local) sales tax on sales arranged over the internet (or by telephone, mail order, or other means). In contrast, an out-of-state seller without substantial nexus in the customer’s state is not required to collect the sales tax. The U.S. federal government’s moratorium on states and other local authorities imposing new taxes on internet access or multiple or discriminatory taxes on internet commerce is scheduled to expire in October 31, 2014. This moratorium, however, does not prohibit the possibility that U.S. Congress will be willing to grant state or local authorities the authority to require remote (out-of-state) sellers to collect sales and use taxes on interstate sales of goods (including intellectual property) and services over the internet. Several proposals to that extent have been made at the U.S. federal, state and local levels (for example, the Streamlined Sales and the Use Tax initiative). These proposals, if adopted, would likely result in our having to charge state sales tax to some or all of our customers in connection with the sale of our products, which would harm our business if the added cost deterred customers from visiting our websites and could substantially impair the growth of our e-commerce opportunities and diminish our ability to derive financial benefit from our activities.

We presently do not intend to pay cash dividends on our common stock.

We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that all earnings, if any, will be retained to finance the future expansion of our business.  Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase the Common Shares offered in this Offering.  We may also incur indebtedness in the future that may prohibit or effectively restrict the payment of cash dividends on our common stock.

We give no assurance of a public market for the Common Shares.

There is presently no public market for our or common stock and no assurance can be given that any market will develop for our common stock or, if a market does develop, that it will continue. There is also no assurance as to the depth or liquidity of any such market or the prices at which holders may be able to sell the Common Shares. An investment in the Common Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell.

The price of the Common Shares may be volatile.

In the event a public market does develop for the common shares, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results and other factors such as investor perceptions, supply and demand of the common shares, interest rates, general economic conditions, and those economic conditions specific to the industry, and developments with regard to our activities, future financial condition and management.

We have not “cleared comments” form the Securities and Exchange Commission with respect to our Registration Statement contained on Form 10.

We filed our initial Form 10 (Registration Statement) with the SEC on December 3, 2008.  Pursuant to securities laws, a Form 10 becomes effective automatically upon sixty (60) days following the date of the initial filing. Our Form 10, as amended, became effective on February 2,  2009. We have received comments from the SEC with respect to the disclosures contained in our Form 10, as amended.  We have responded to the comments from the SEC and amended our disclosures contained in the Form 10 by filing amendments to our Form 10 with the SEC.  As of the date of this Memorandum, we have not been informed that the SEC has no further comments. Thus, we and our Form 10 may be subject to additional comments from the SEC which it will address.  We believe that until the SEC informs us that it has no further comments on our Form 10, as amended, we will not be able to file the intended registration statement with respect to the Common Shares sold in this Offering.

Our ability to generate the cash we need depends on many events beyond our control, and we may have to raise additional capital on terms unfavorable to our shareholders to pursue our business plan.

The actual amount of capital required to fund our operations and development may vary materially from our estimates.  To obtain additional funding in the future, we may have to sell assets, seek debt financing or obtain additional equity capital.  If we raise funds by selling more shares of our common stock, your ownership percentage in us will be diluted, and we may grant future investors rights superior to those of the Common Shares that you are purchasing.  If we are unable to obtain additional capital when needed, we may have to delay, modify or abandon some of our expansion plans.  This could slow our growth, negatively affect our ability to compete in the marketplace and adversely affect our financial condition.

We may incur substantial debt in the future that may impair our financial and operating flexibility.

If our business plans and cost estimates are inaccurate and our operations require additional cash or if we deviate from our current expansion plans, we could be required to seek debt financing for particular projects or for ongoing operational needs.  This indebtedness could harm our business if we are unable to obtain additional financing on reasonable terms.  In addition, any indebtedness we incur in the future could subject us to restrictive covenants limiting our flexibility in planning for, or reacting to changes in, our business.  If we do not comply with such covenants, our lenders could accelerate repayment of our debt or restrict our access to further borrowings, which in turn could restrict our operating flexibility and endanger our ability to continue operations.

The availability of shares for sale in the future could reduce the market price of our common stock.

In the future, we may issue additional securities to raise cash for acquisitions.  We may also pay for interests in additional subsidiary companies by using a combination of cash and shares of our common stock or just shares of our common stock.  We may also issue securities convertible into shares of our common stock.  Any of these events may dilute shareholders’ ownership interests in our company and have an adverse impact on the price of our common stock.

In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock.  This could also impair our ability to raise additional capital through the sale of our securities.

We are a relatively small company and have a correspondingly small financial and accounting organization.  Being a public company may strain our resources, diverting management’s attention from operation matters.

We are a company with a small finance and accounting organization that we believe is the appropriate size to support our current operations.  However, with the new demands of being a public reporting company, we may need to increase our finance and accounting division.  As a public company, we will be subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002.  The requirements of these laws, rules and regulations promulgated thereunder will increase our accounting, legal and financial compliance costs, make some activities more difficult, time-consuming or costly and may place significant strain on our personnel, systems and resources.

Early stage company stock prices are essentially volatile, and this volatility may depress the price of our common stock.

The stock market has experienced significant price and volume fluctuations, and the market prices of early stage companies have been highly volatile.  We believe that various factors may cause the market price of our common stock to fluctuate, perhaps substantially, including, among others, the following:

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies or patents;

•	failure to complete significant transactions;

•	developments or disputes concerning our patents;

•	developments in relationships with licensees;

•	variations in our quarter operating results;

•	our failure to meet or exceed securities analysts’ expectations of our financial results;

•	changes in management’s or securities analysts’ estimates of our financial performance; and

•	changes in market valuations of similar companies.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for our common stock.

We are subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will reduce or might eliminate our profitability.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the trading price of our common stock, if a market ever develops, could drop significantly, or we could become subject to SEC enforcement proceedings.

As currently required under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009.  We have not yet completed our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing, and remediation required to comply with the management certification and auditor attestation requirements.

During the course of our testing, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results would be harmed, investors could lose confidence in our reported financial information, the trading price of our common stock, if a market ever develops, could drop significantly, or we could become subject to SEC enforcement proceedings.

Because we are becoming public by means of a Merger, we have no history of compliance with United States securities laws and accounting rules.

Because we are becoming public by means of a Merger, we have no history of compliance with United States securities laws and accounting rules. In order to be able to comply with United States securities laws, we recently had an initial audit of our financial statements in accordance with U.S. generally accepted auditing standards.  As the management of OneUp does not have a long term familiarity with the preparation of financial statements prepared in accordance with generally accepted accounting principles or with the preparation of periodic reports filed with the SEC, it may be more difficult for such management, when they become managers of the Company following the Merger, to comply on a timely basis with SEC reporting requirements than a comparable public company.

Because we are becoming public by means of a Merger, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a Merger.  For example, security analysts of major brokerage firms may not provide coverage of our company. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

Our common stock may be considered “a penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Initially, the market price of our common stock is likely to be less than $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

Even following the effective date of a registration statement covering the resale of the Common Shares, there may be periods when you will be prevented from selling any such shares.

Following the effective date of a registration statement covering the resale of the Common Shares, there may be periods when you still will be unable to publicly resell any such shares that you hold.  In particular, upon the occurrence of material developments, we may be required to update the information included in the registration statement as a result of such development.  Examples of material developments that would require post effective amendments to the registration statement or supplements to the prospectus included therein include, without limitation, the announcement of our quarterly and annual operating results.  During these “blackout” periods when a material development has occurred but the information included in the registration statement has not yet been amended or supplemented, you will be unable to resell the shares pursuant to the prospectus.  We are not eligible to register the Common Shares for resale on a registration statement on Form S-3 and we cannot incorporate by reference the reports that we file with the SEC under the Exchange Act. As a result, we may be required to file post-effective amendments to the registration statement covering the resale of the Common Shares.  These post-effective amendments may be subject to additional review by the SEC and, as a result, you will be unable to publicly sell your shares under the prospectus during such periods. Accordingly, you may not always be able to resell the Common Shares publicly at times and prices that you feel are appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION ON PLAN OF OPERATION

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes.

Overview

Comparisons of selected consolidated statements of operations data as reported herein follow for the periods indicated (dollars in thousands):

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Change

Net sales	$2,848	$3,448	-17%
Gross profit	$886	$1,471	-40%
Operating income (loss)	$(102)	$204	—
Diluted earnings (loss) per share	$(0.02)	$0.01	—

	Nine Months Ended March 31, 2009	Nine Months Ended March 31, 2008	Change

Net sales:	$8,201	$9,224	-11%
Gross profit	$2,747	$3,604	-24%
Operating income (loss)	$(496)	$487	—
Diluted earnings (loss) per share	$(0.07)	$0.03	—

	Year Ended June 30, 2008	Year Ended June 30, 2007	Change

Net sales:	$11,751	$10,134	16%
Gross profit	$4,234	$3,588	18%
Operating income (loss)	$80	$(648)	—
Diluted earnings (loss) per share	$(0.02)	$(0.08)	—

Third Quarter of Fiscal 2009 Compared to Third Quarter of Fiscal 2008

Net sales for the third quarter of fiscal year 2009 decreased from the comparable prior year period by $600,612, or 17%.  The decrease in sales is due to a decrease in consumer sales of $701,000. Consumer sales decreased from approximately $2,135,000 in the three months ended March 31, 2008 to approximately $1,434,000 in the three months ended March 31, 2009, a decrease of approximately 33%.  We attribute this decrease to the current economic uncertainty and changes in consumer spending. This decrease was partially offset by a 21% increase in sales to wholesale accounts and contract manufacturing work. Sales to wholesale accounts and contract manufacturing work increased from approximately $949,000 in the three months ended March 31, 2008 to $1,146,000 in the three months ended March 31, 2009.

 Gross profit, derived from net sales less the cost of product sales, includes the cost of materials, direct labor, manufacturing overhead and depreciation. Gross margin as a percentage of sales decreased to 31% for the three months ended March 31, 2009 from 43% for the same period a year ago.  This is primarily the result of the shift in sales from higher margin direct to consumer sales to lower margin sales through wholesale distribution channels and contract manufacturing customers.

Total operating expenses for the third quarter of fiscal 2009 were 35% of net sales or $988,000 compared to 37% of sales, or $1,267,000, for the third quarter of fiscal 2008. This decrease in operating expenses was primarily the result of advertising and promotion reductions of $151,000, or 41%, and lower general and administrative expense of $111,000, or 23%, primarily as a result of lower insurance, payroll and utility costs.

No expense or benefit from income taxes was recorded in the quarter ended March 31, 2009 or 2008. The Company does not expect any U.S. Federal or state income taxes to be recorded for the current fiscal year because of available net operating loss carry-forwards.

The Company has a net loss of $163,000, or ($0.02) per diluted share, for the three months ended March 31, 2009 compared with net income of $151,000, or $0.01 per diluted share, for the three months ended March 31, 2008.

Nine Months Ended March 31, 2009 Compared to Nine Months Ended March 31, 2008

Net sales for the nine months ended March 31, 2009 decreased from the comparable prior year period by $1,023,000, or 11%.  The decrease in sales is due to a decrease in consumer sales of $1,265,000. Consumer sales decreased from approximately $5,440,000 in the nine months ended March 31, 2008 to approximately $4,108,000 in the nine months ended March 31, 2009, a decrease of approximately 24%.  We attribute this decrease to the current economic uncertainty and changes in consumer spending.  This decrease was partially offset by a 21% increase in sales to wholesale accounts and contract manufacturing work.

            Gross profit, derived from net sales less the cost of product sales, includes the cost of materials, direct labor, manufacturing overhead and depreciation. Gross margin as a percentage of sales decreased to 33% for the nine months ended March 31, 2009 from 39% for the same period a year ago.  This is primarily the result of the shift in sales from higher margin direct to consumer sales to lower margin sales through wholesale distribution channels and contract manufacturing customers.

Total operating expenses for the nine months ended March 31, 2009 were 40% of net sales, or $3,243,000, compared to 34% of sales, or $3,117,000, for the nine months ended March 31, 2008.  This increase in operating expenses was primarily the result of increased sales and marketing personnel costs to support greater domestic and international wholesale distribution, and increased cost for internet bandwidth to support a greater number of videos on our primary website, www.liberator.com.  This increase was partially offset by a decrease in advertising and promotion of $66,000, or 8%.

No expense or benefit from income taxes was recorded in the nine months ended March 31, 2009 or 2008.  The Company does not expect any U.S. Federal or state income taxes to be recorded for the current fiscal year because of available net operating loss carry-forwards.

The Company has a net loss of $693,000, or ($0.07) per diluted share, for the nine months ended March 31, 2009 compared with net income of $337,000, or $0.03 per diluted share, for the nine months ended March 31, 2008.

Fiscal Year ended June 30, 2008 Compared to the Fiscal Year Ended June 30, 2007

Net sales for the twelve months ended June 30, 2008 increased from the comparable prior year period by $1,616,810, or 16%.  The increase in sales was substantially due to an increase in contract services revenue and, to a lesser extent, higher sales of Liberator products through wholesale distribution channels.

            Gross profit, derived from net sales less the cost of product sales, includes the cost of materials, direct labor, manufacturing overhead and depreciation.  Gross margin as a percentage of sales increased slightly from 35% for the year ended June 30, 2007 to 36% for the year ended June 30, 2008.

Total operating expenses for the year ended June 30, 2008 were 35% of net sales, or $4,153,974, compared to 42% of sales, or $4,236,136, for the year ended June 30, 2007. This decrease in operating expenses was primarily the result of a 26% reduction in advertising spending, from $1,422,263 in fiscal 2007 to $1,054,959 in fiscal 2008.

No expense or benefit from income taxes was recorded in the twelve months ended June 30, 2008 or 2007. The Company does not expect any U.S. Federal or state income taxes to be recorded for the current fiscal year because of available net operating loss carry-forwards.

The Company has a net loss of $146,613, or ($0.02) per diluted share, for the twelve months ended June 30, 2008 compared with a net loss of $864,127, or $(0.08) per diluted share, for the twelve months ended June 30, 2007.

Variability of Results

The Company has experienced significant quarterly fluctuations in operating results and anticipates that these fluctuations may continue in future periods. As described in previous paragraphs, operating results have fluctuated as a result of changes in sales levels to consumers and wholesalers, competition, costs associated with new product introductions and increases in raw material costs. In addition, future operating results may fluctuate as a result of factors beyond the Company’s control such as foreign exchange fluctuation, changes in government regulations, and economic changes in the regions it operates in and sells to. A portion of our operating expenses are relatively fixed and the timing of increases in expense levels is based in large part on forecasts of future sales. Therefore, if net sales are below expectations in any given period, the adverse impact on results of operations may be magnified by our inability to meaningfully adjust spending in certain areas, or the inability to adjust spending quickly enough, as in personnel and administrative costs, to compensate for a sales shortfall. We may also choose to reduce prices or increase spending in response to market conditions, and these decisions may have a material adverse effect on financial condition and results of operations.

Financial Condition

Cash and cash equivalents increased $27,000 to $116,000 at March 31, 2009 from $89,000 at June 30, 2008. This increase in cash resulted from cash provided by financing activities of $415,000 offset by cash used in operations of $80,000 and cash used in financing of $308,000. Cash provided by operating activities for the nine months ended March 31, 2009 represents the results of operations adjusted for non-cash depreciation and deferred rent accrual of $252,000, decreased in inventory of $194,000 and increases in accounts payable of $277,000 offset by increases in accounts receivable and other less significant changes. Cash flow used in investing activities reflect capital expenditures during the nine months ended March 31, 2009. The largest component of capital expenditures during the nine months ended March 31, 2009, is the Company’s project to upgrade its e-commerce platform and ERP system. Expenditures on the e-commerce platform and ERP system, as of March 31, 2009, total approximately $243,000. Cash flows provided by financing activities are attributable to the $350,000 from the credit card cash advance at the beginning of the fiscal year and $214,000 in proceeds from new capital leases, offset in part by repayment of the credit card advance and repayment of a short-term note payable.

As of March 31, 2009, the Company’s net accounts receivable increased $111,000, or 34%, to $441,000 from $330,000 at June 30, 2008. The increase in accounts receivable is primarily the result of increased sales to wholesale accounts. Management believes that its accounts receivable are collectible net of the allowance for doubtful accounts of $5,740 at March 31, 2009.

The Company’s net inventory decreased $194,000, or 15%, to $1,059,000 as of March 31, 2009 compared to $1,253,000 as of June 30, 2008. The decreased is in line with the year-to-date reduction in sales of 11% and also reflects better management of raw materials and finished goods.

Accounts payable increased $277,000, or 17%, to $1,891,927 as of March 31, 2009 compared to $1,614,170 as of June 30, 2008. The increase in accounts payable was due to the Company’s working capital deficiency and the necessity to extend the payment periods to vendors.

Liquidity and Capital Resources

At March 31, 2009, the Company’s working capital deficiency was $1,308,000, an increase of $619,000 compared to $689,000 at June 30, 2008. Cash and cash equivalents at March 31, 2009 totaled $116,000, an increase of $27,000 from $89,000 at June 30, 2008.

The Company has a revolving line of credit with a commercial finance company which provides credit against 85% of eligible accounts receivable aged less than 90 days up to $500,000 and eligible inventory (as defined in the agreement) up to a sub-limit of $220,000 such inventory loan not to exceed 30% of the accounts receivable loan. Borrowings under the agreement bear interest at the Prime rate plus two percent (7 percent at June 30, 2008 and 5.25 percent at March 31, 2009), payable monthly. The amount owed on the revolving line of credit was $287,140 at June 30, 2008 and $385,615 at March 31, 2009.

The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to attain profitability, or a combination thereof.  There can be no assurance that these efforts will be successful or that the Company will return to generating profit on either a quarterly or annual basis. There can also be no assurance that the Company will be successful, or that if successful, that it will be able to obtain replacement financing under favorable terms.  Failure to obtain alternative financing would have a material adverse effect on the Company's financial position, results of operations and liquidity.

Management believes cash flows generated from operations, along with current cash as well as borrowing capacity under the line of credit and other credit facilities, should be sufficient to finance operating and capital requirements through the end of fiscal 2009.  If new business opportunities do arise, additional outside funding may be required.

Sufficiency of Liquidity

Based upon our current operating plan, analysis of our consolidated financial position and projected future results of operations, we believe that our operating cash flows, cash balances, and working capital, together with a moderate amount of additional borrowing, will be sufficient to finance current operating requirements, debt service, and planned capital expenditures, for the next 12 months. Management expects liquidity in the remainder of fiscal 2009 to be generated from operating cash flows.

Capital Resources

            The Company does not currently have any material commitments for capital expenditures. The expects total fiscal 2009 capital expenditures to be under $350,000 and to be funded by capital leases and, to a lesser extent, operating cash flows. This includes capital expenditures in support of the Company’s normal operations, and expenditures that we may incur in conjunction with initiatives to upgrade our e-commerce platform and enterprise resource planning system (ERP system.)

Properties

 Liberator maintains its principal manufacturing and business offices at 2745 Bankers Industrial Drive, Doraville, GA 30360, which consists of 140,000 square feet of manufacturing, warehouse and office space.  Lease payments are currently $28,595 per month and increase approximately 3% annually to a maximum of $34,358.34 per month in the year 2015, which is when the lease expires.

Market Information.

There is presently no established market for the Company’s securities.

Security Ownership of Certain Beneficial Owners and Managers

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of June 29, 2009 (immediately following the consummation of the Merger Agreement) by:

•        all persons who are beneficial owners of five percent (5%) or more of our common stock;

•        each of our directors;

•        each of our executive officers; and

•        all current directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.

Applicable percentage ownership in the following table is based on 60,932,981 shares of common stock outstanding as of June 29, 2009.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 29, 2009, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

			Amount Owned	Percentage Of
Title of Class	Name and Address of Owner	Title	Following the Merger	Issued Stock
		President, Chief
		Executive Officer
Common	Louis S. Friedman*	and Director	28,394,376	46.6%

		Secretary,
		Chief Financial Officer
Common	Ronald P. Scott*	and Director	438,456	.7%

Common	Donald Cohen*	Director	13,022,127	21.4%

Common	Hope Capital, Inc.**		4,750,001	7.8%

All directors and executive officers as a group (5 persons)			41,854,959	68.2%

*	The address for all directors and executive officers of the Company is c/o Liberator, Inc., 2745 Bankers Industrial Drive, Doraville, GA 30360

**	1 Linden Place, Suite 207, Great Neck, NY 11021

Executive Compensation
EXECUTIVE COMPENSATION

BOARD OF DIRECTORS

All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Our executive officers are elected annually by the board of directors to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

DIRECTORS’ COMPENSATION
We reimburse our directors for expenses incurred in connection with attending board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director.

 EXECUTIVE COMPENSATION

The compensation discussion addresses all compensation awarded to, earned by, or paid to the Company named executive officers (which following the consummation of the Merger includes OneUp Innovations Inc.). Set forth below is the aggregate compensation for services rendered in all capacities to Company during our fiscal years ended June 30, 2006, 2007 and 2008 by Company’s executive officers. The table below also sets forth the compensation paid to Louis Friedman, our President, Chief Executive Officer and Chairman, and Ronald P. Scott, our Secretary, Chief Financial Officer, and Director which was paid by OneUp which as a result of the consummation of the Merger Agreement is the surviving corporation.

SUMMARY COMPENSATION TABLE

					LONG-TERM
					COMPENSATION AWARDS
		ANNUAL COMPENSATION TABLE			SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	OTHER	OPTIONS/SARS
Louis S. Friedman[1]	2008	$71,500	$—	$—	—
President, Chief Executive	2007	$55,500	$—	$—	—
Officer and Director	2006	$34,000	$—	$—	—

Ronald P. Scott[2]	2008	$101,280	$—	$—	438,456
Secretary, Chief Financial	2007	$51,625	$—	$—	—
Officer and Director	2006	$–	$—	$—	—

Don Cohen[3]	2008	$90,000	$—	$—	—
Director	2007	$66,000	$—	$—	—
	2006	$48,000	$—	$—	—

[1]
Louis Friedman has been the Company’s Chief Executive Officer and Chairman of the Board of Directors since inception. On November 7, 2008 Mr. Friedman assumed the additional title of President from Don Cohen. Effective with the merger, Mr. Friedman’s annual salary will be increased to $150,000.

[2]
Ronald Scott joined the Company as a part-time consultant in July 2006, serving as the Company’s Chief Financial Officer. In October, 2007 he became a full-time consultant and Chief Financial Officer and effective with the merger, became a full-time employee of the Company at an annual salary of $125,000.

[3]	Don Cohen was the Company’s President and a Director from inception until November 7, 2008 when the title of President transferred to Louis Friedman.

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

On October 1, 2007, the Board of Directors granted a non-qualified stock option to Ronald Scott, the Company’s Chief Financial Officer. The five-year option provides for the purchases of up to 100,000 shares (438,456 post-merger shares) at an exercise price of $1.00 per share ($.228 per share post-merger.)

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

None.

Certain Relationships and Related Transactions

Louis Friedman, our President, Chief Executive Officer and Chairman, and Leslie Vogelman, our Treasurer, are married.

Legal Proceedings

The Company is not currently a party to any material legal action.

Indemnification of Directors and officers.

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article VII of our By-laws provides that:

•
no director shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director except with respect to (i) a breach of the director’s loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability which may be specifically defined by law or (iv) a transaction from the director derived an improper personal benefit; and

•	the Company shall indemnify to the fullest extent permitted by law each person that such law grants to the Company power to indemnify.

Any amendment to or repeal of our Articles of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Code of Ethics

We have not adopted a corporate code of ethics at this time, however we expect to within 60 days of the date hereof.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement, on June 26, 2009, we issued 45,000,000 shares of our Common Stock to individuals and entities as designated by OneUp in exchange for 100% of the outstanding shares of OneUp. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.

Pursuant to the Offering, on June 26, 2009, we issued 8,000,000 shares of our Common Stock to individuals and entities pursuant to a private placement memorandum and subscription agreement in the aggregate amount of $2,000,000. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.

Pursuant to the engagement letter with New Castle Financial Services, on June 26, 2009, we issued 2,732,980 shares of our Common Stock to New Castle Financial Services with respect to services performed by New Castle Financial Services in connection with the Offering. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.

In addition, in connection with a consulting agreement, we issued 200,000 shares of our Common Stock to Downshire Capital with respect to services performed by Downshire Capital in connection with the Merger. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.

We made this determination based on the representations of the entities or individuals which included, in pertinent part, that such entity or persons were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the entities designated by OneUp  understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Merger Agreement, on June 26, 2009, we issued 45,000,000 shares of our Common Stock to shareholders of OneUp Inc. in exchange for the transfer of 100% of the outstanding shares of OneUp capital stock to us. As such, immediately following the consummation of the transactions contemplated by the Merger Agreement, the former shareholders of OneUp hold approximately [90.0%] of the total combined voting power of all classes of our outstanding stock entitled to vote.

As explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, on June 26, 2009, we acquired OneUp, Inc. in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Lawrence Rothberg tendered his resignations from the board and from all offices held in the Company, effective immediately. In connection with the reverse acquisition of OneUp on June 26, 2009 and the vote of the shareholders of the Company on June 26, 2009, Louis S. Friedman, Ronald P. Scott and Don Cohen were elected directors of the Company effective immediately.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors/Officers

Effective immediately upon the consummation of the transactions contemplated by the Merger Agreement, Lawrence Rothberg tendered his resignation from the board and from all offices held in the Company. There were no disagreements between any officer or director of the Company and us.

(b) Appointment of Directors and Officers

The following persons are our executive officers and directors. Directors are elected to hold offices until the next annual meeting of Shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death. The following directors were elected at a shareholders meeting held on June 26, 2009.

Name	Age	Position

Louis S. Friedman	57	Chief Executive Officer, President and Director

Don Cohen	49	Director

Ronald P. Scott	54	Chief Financial Officer, Secretary, Director

Leslie Vogelman	56	Treasurer

David Wirth	30	Vice President -Operations.

All directors serve for one-year terms until their successors are elected or they are re-elected at the annual stockholders' meeting.  Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which Louis Friedman and Ronald Scott are currently subject to.

There is no arrangement, agreement or understanding between any of the directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.  Also, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

Directors are not presently compensated for their service on the board, other than the repayment of actual expenses incurred.  There are no present plans to compensate directors for their service on the board.

The business experience of each of the persons listed above during the past five years is as follows:

Louis Friedman, Founder, President, Chief Executive Officer and Director.  Mr. Friedman has served as a CEO and a director since OneUp’s founding in 2000.  He has been an entrepreneur all his adult life.  In 1980, at the age of 28, Mr. Friedman purchased equity in and became Managing Director of Chemtronics, Inc., a company on the brink of bankruptcy. Within a 10-year time frame, Chemtronics developed diverse distribution in both the industrial and consumer sectors and emerged as a world leader in electronic consumables and specialty chemicals.  In 1990, at the age of 38, Mr. Friedman was instrumental in negotiating and completing the sale of Chemtronics, Inc. to Morgan Crucible Company plc, a British company founded in 1856 and traded on the London Stock Exchange. After the sale of Chemtronics, Inc., Mr. Friedman retired to become a full time investor in hedge funds and a strategic investor and board member in venture capital start-ups, both public and private.  His exposure to the venture capital markets has provided him the experience and opportunity to evaluate many companies in business sectors ranging from consumer products to telecommunications.

Don Cohen, Founder and Director. Mr. Cohen co-founded OneUp with Mr. Friedman in 2000 and has served as a director since its founding.  From 2000 to November, 2008, Mr. Cohen was the President of OneUp and responsible for establishing relationships with major retailers, online merchants, home party companies, affiliates, domestic distributors, international distributors and partners. Mr. Cohen was also responsible for the OneUp sales efforts and managing the OneUp sales team. In November, 2008, Mr. Cohen’s title was changed to Director of Business Development on April 1, 2009 became an independent sales representative responsible for managing certain existing accounts and developing new key accounts in the United States and Canada. Mr. Cohen is a resident of Canada.

Ronald Scott, Chief Financial Officer, Secretary and Director.  Mr. Scott joined OneUp as a part-time consultant in July, 2006 and as a full-time consultant in October, 2007, serving as OneUp’s Chief Financial Officer.  Mr. Scott is currently President of Impact Business Solutions, LLC, a consulting business that provides financial management services. Upon completion of the merger, Mr. Scott will be a full-time employee of the Company, continuing in his role as its Chief Financial Officer. Prior to Impact Business Solutions, and from 1990 to 2004, Mr. Scott was Executive Vice President of Finance and Administration and a member of the Board of Directors for Cyanotech Corporation, a NASDAQ-listed natural products company.  Mr. Scott holds a B.S. degree in Finance and Management from San Jose State University and an M.B.A. degree with a concentration in Accounting from Santa Clara University.

Leslie Vogelman, Treasurer.  Ms. Vogelman worked for many years at New York Telephone, AT&T and NYNEX in the areas of consumer marketing, marketing research, strategic planning and finance. She joined OneUp at its inception in 2000.  She brings a wealth of knowledge in both marketing and finance, although her primary responsibilities are in the financial arena.  Ms. Vogelman holds a B.A. from the State University of New York in Binghamton and an M.B.A. from Adelphi University. Leslie Vogelman is married to Louis Friedman.

David Wirth, Vice President – Operations.  David Wirth is a graduate of Colorado College with a Bachelor of Arts degree in Biology and a Graduate Certificate in Business Administration from Idaho State University.  Mr Wirth joined OneUp in June 2008 as the Purchasing Manager. Prior to joining the Company, and from October 2006 to May 2008, Mr. Wirth was the Logistics Manager for Distilled Resources, Inc., where he managed the purchasing, production, shipping and receiving departments. Distilled Resources, Inc. is located in Idaho Falls, ID and is the only certified organic distillery in North America. From September 2004 to August 2006, Mr. Wirth was with Marine Electric Company in Louisville, KY where he was the Purchasing Manager.

During the past five years, none of our officers, directors, promoters or control persons has had any of the following events occur:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•
being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and

•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Louis Friedman, our President, Chief Executive Officer and Chairman, and Leslie Vogelman, our Treasurer are married. Other than otherwise disclosed, there are no other relationships between the officers or directors of the Company.

Item 9.01 Financial Statement and Exhibits.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The Audited Consolidated Financial Statements of OneUp Innovations, Inc. as of June 30, 2007 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

     The Unaudited Condensed Consolidated Financial Statements of OneUp Innovations, Inc. as of March 31, 2009 and for the three month and nine months ended March 31, 2009 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b) PRO FORMA FINANCIAL INFORMATION.

  The unaudited condensed combined pro forma statement of operations for the three months ended March 31, 2009 and the unaudited condensed combined pro forma balance sheet as of March 31, 2009 are filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

(d) EXHIBITS

Exhibit No.	Description
99.1	The Audited Consolidated Financial Statements of OneUp Innovations, Inc. as of June 30, 2007 and 2008

99.2	The Unaudited Condensed Consolidated Financial Statements of OneUp Innovations, Inc. as of March 31, 2009 and for the three and nine months ended March 31, 2009

99.3
The unaudited pro forma combined statements of operations for the quarter ended March 31, 2009 of the Company and OneUp Innovations, Inc. , and the unaudited pro forma combined balance sheet of the Company and OneUp Innovations, Inc. as of March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneUp Innovations, Inc. (Registrant)

Date: June 30, 2009	By:	/s/Louis S. Friedman
Louis S. Friedman
Chairman, Chief Executive Officer, and President of OneUp Innovations, Inc.